UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2023

BRISTOL-MYERS SQUIBB COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-01136	22-0790350
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)
Route 206 & Province Line Road
Princeton, New Jersey, 08543
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (609) 252-4621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)     On April 26, 2023, Bristol Myers Squibb Company (the “Company”) filed a Form 8-K to announce the retirement of Giovanni Caforio, M.D. as Chief Executive Officer and his election as Executive Chairman of the Board of Directors of the Company (the “Board”), effective November 1, 2023, and the appointment of Christopher Boerner, Ph.D. as Chief Executive Officer by the Board, effective November 1, 2023.  Theodore R. Samuels continues to serve as Lead Independent Director.  On October 25, 2023, Dr. Caforio advised the Board that he will not stand for re-election to the Board at the 2024 Annual Meeting of Shareholders, and will retire from the Board, effective April 1, 2024.  The size of the Board will be set at eleven, effective April 1, 2024, in connection with the retirement of Dr. Caforio.

On October 25, 2023, the Board approved Dr. Boerner’s new compensation package as Chief Executive Officer, effective November 1, 2023, as follows

•	Dr. Boerner will receive an annual base salary of $1,500,000.

•
Dr. Boerner will continue to be eligible to participate in the Company’s Senior Executive Performance Incentive Plan or any successor annual bonus plan with a target bonus opportunity equal to 150% of his base salary, subject to the attainment of one or more pre-established corporate-wide performance goals.

•
Dr. Boerner will also be awarded additional 2023 long-term incentive awards valued at $1,600,000, which will be granted 60% in the form of performance share units ($960,000) and 40% as market share units ($640,000).  The terms and conditions of the new awards will be substantially similar to the Company’s standard form of award agreements under the Company’s 2021 Stock Award and Incentive Plan.  This is in addition to the annual long-term incentive awards that were granted to Dr. Boerner on March 10, 2023, in his role as Chief Commercialization Officer.

Dr. Caforio will become the Executive Chairman of the Board on November 1, 2023, and he will remain an officer of the Company for a transition period through April 1, 2024, during which time he will work closely with Dr. Boerner.  On October 25, 2023, the Board approved Dr. Caforio’s Executive Chairman compensation package, effective November 1, 2023, as follows:

•	Dr. Caforio’s annual salary and bonus opportunity will remain unchanged during the transition period.

•	Dr. Caforio will not be granted an annual long-term incentive award on March 10, 2024, nor will he receive any further long-term incentive awards in connection with his role as Executive Chairman.

When Dr. Caforio becomes Executive Chairman, he will not serve as a member of the Company’s Audit Committee, Committee on Directors and Corporate Governance, Compensation Management and Development Committee or Science and Technology Committee in an ex-officio, non-voting capacity or otherwise.

On October 25, 2023, the Board approved the appointment of Dr. Boerner as Chairman of the Board in addition to Chief Executive Officer, effective April 1, 2024, immediately after Dr. Caforio’s retirement from the Board.  Dr. Boerner will not be compensated for his service as Chairman of the Board and will not serve on any committees of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRISTOL-MYERS SQUIBB COMPANY

Dated: October 31, 2023	By:	/s/ Kimberly M. Jablonski
	Name:	Kimberly M. Jablonski
	Title:	Corporate Secretary